SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 16, 1998

                           The DeWolfe Companies, Inc.
             (Exact name of registrant as specified in its charter)

 Massachusetts                     0-24288                       04-2895334
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


                80 Hayden Avenue, Lexington, Massachusetts 02173
            (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code: (781) 863-5858

Item 2.  Acquisition or Disposition of Assets.

      On January 16, 1998, The DeWolfe Company, Inc. ("DeWolfe"), a wholly-owned subsidiary of the Registrant, acquired all of the outstanding shares of capital stock of Dollar Dry Dock Real Estate, Inc. located in Avon, Connecticut, for a purchase price of $4,000,000 in cash. DeWolfe also entered into employment and non-competition agreements with the former owner of the acquired company. The Registrant financed the acquisition through an increase in its credit facility with BankBoston, N.A. Dollar Dry Dock Real Estate, Inc., and its subsidiary The Heritage Group, Inc. are engaged in the residential real estate brokerage business. The Registrant intends to continue such business either through such companies or through a merger of such companies with the Registrant's subsidiary Hillshire House, Incorporated d/b/a DeWolfe New England.

      No material relationship exists between either Dollar Dry Dock Real Estate, Inc. or its wholly-owned subsidiary, The Heritage Group, Inc. and the Registrant or any of its officers, directors or affiliates, except as described herein.


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Item 7.  Financial Statements and Exhibits.

           (a)    not applicable

           (b)    not applicable

           (c)    Exhibits.

                  2.1 Stock Purchase Agreement dated December 8, 1997 among The DeWolfe Companies, Inc., The DeWolfe Company, Inc., Dollar Dry Dock Real Estate, Inc., The Heritage Group, Inc. and Steven C. Bailey.








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



                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     THE DEWOLFE COMPANIES, INC.
                                                     ---------------------------
                                                             (Registrant)



Date:  January 30, 1998                  By       /s/ James A. Marcotte
                                           -------------------------------------
                                           James A. Marcotte, Senior Vice
                                           President and Chief Financial Officer






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



                           THE DEWOLFE COMPANIES, INC.

                                    FORM 8-K

                                  EXHIBIT INDEX

Item        Description
----        -----------

2.1 Stock Purchase Agreement dated December 8, 1997 among The DeWolfe Companies, Inc., The DeWolfe Company, Inc., Dollar Dry Dock Real Estate, Inc., The Heritage Group, Inc. and Steven C. Bailey.



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